Exhibit 99 to Form 8-K

            Unaudited Pro Forma Financial Information
                McCormick & Company, Incorporated


The Company completed the sale of substantially all of the assets of Gilroy Foods, Incorporated (GFI) and Gilroy Energy Company, Inc. (GEC) as described in Item 2 of this Form 8-K. In addition the sale of GEC necessitated the prepayment of the Company's 11.68% nonrecourse installment note due 2006 (GEC note). The following unaudited pro forma financial statements reflect all three of these transactions. The Company will record all of these transactions in the third quarter ended August 31, 1996, and the gain and losses on these transactions are not expected to be materially different than those reflected in these pro forma financial statements.

The unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended November 30, 1995 and the six months ended May 31, 1996 are prepared assuming that the sales of GFI and GEC and the prepayment of GEC notes had taken place on December 1, 1994. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of May 31, 1996 is prepared assuming that the sales and prepayment of debt had taken place on that date.

The pro forma financial statements have been prepared assuming that the net proceeds of the sale of GEC and GFI and the prepayment of GEC notes was used to repay short term borrowings. On August 29, 1996 when the net proceeds from these transactions were received, the Company used substantially all of those proceeds to immediately reduce short term borrowings. However, in the near term the Company also intends to use these proceeds to fund a 10 million share stock repurchase program announced on September 3, 1996, to fund future acquisitions and for general corporate purposes as the Company expands its core business.

The pro forma financial statements have been prepared by adjusting the historical financial statements for the effect of sales, expenses, assets and liabilities which might have occurred had the sales of GFI and GEC and the prepayment of GEC notes taken place on the dates indicated. These pro forma financial statements are provided for informational purposes only and are not necessarily indicative of what the financial statements of the Company would have been had the transactions taken place on the dates indicated. Further, these pro forma financial statements do not purport to indicate the future results of operations or financial position of the Company.

These pro forma financial statements should be read in connection with the historical financial statements of the Company that have been filed with the Commission.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
MAY 31, 1996
McCORMICK & COMPANY, INCORPORATED
(In Thousands)
                                          Actual  Adjustments    Pro Forma
ASSETS
  Current Assets
     Cash and cash equivalents          $ 20,787  $              $ 20,787
     Accounts receivable - net           185,330    (19,879)(a)   165,451
     Inventories                         353,266   (104,497)(a)   248,769
     Other current assets                 51,590      1,554 (b)    50,363
                                                     (2,781)(a)

        Total current assets             610,973   (125,603)      485,370

  Property - net                         528,434   (132,021)(a)   396,413
  Goodwill - net                         175,500     (8,006)(a)   167,494
  Prepaid allowances                     167,618                  167,618
  Other assets                            68,688      4,663 (b)    73,351

        Total assets                  $1,551,213  $(260,967)   $1,290,246

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current Liabilities
     Short-term borrowings              $294,348  $  62,920 (d)  $ 97,493
                                                   (259,775)(c)
     Accounts payable, trade             134,082    (11,073)(a)   123,009
     Accrued liabilities                 165,025     20,646 (b)   189,731
                                                      4,060 (e)

        Total current liabilities        593,455   (183,222)      410,233

  Long-term debt                         337,805    (50,120)(d)   287,685
  Deferred income taxes                   19,428    (19,428)(b)
  Employee benefit liabilities            89,824                   89,824
  Other liabilities                        2,326       (397)(a)     1,929
        Total liabilities              1,042,838   (253,167)      789,671

  Shareholders' Equity
     Common Stock                         49,843                   49,843
     Common Stock Non-Voting             116,302                  116,302
     Retained earnings                   378,354    ( 7,800)(f)   370,554
     Foreign currency translation adj.   (36,124)                 (36,124)
        Total shareholders' equity       508,375    ( 7,800)(f)   500,575

        Total liabilities and
           shareholders' equity       $1,551,213  $(260,967)   $1,290,246

(a)  To reflect the net assets of GFI and GEC sold.
(b)  To reflect the tax effects of the GFI and GEC sales and the tax effects of the prepayment of the GEC notes.
(c)  To reflect the use of proceeds from the sale of GFI and GEC to pay down short-term borrowings.
(d)  To reflect the prepayment of the GEC 11.68% non-recourse installment note due 2006, through the issuance of short-term borrowings.
(e)  To reflect accrued liabilities of GFI and GEC sold, liabilities assumed by McCormick in the sale of GFI and GEC, and expenses of the sale of GFI and GEC.
(f)  To reflect an estimated after tax loss on the prepayment of GEC notes.  The combined gain on GEC sale and loss on GFI sale are estimated to be zero.  The Company estimates that its after tax gain or loss on the sale of GFI and GEC could range from a loss of
     $3 million to a gain of $3 million.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (Unaudited)
FOR THE YEAR ENDED NOVEMBER 30, 1995
McCORMICK & COMPANY, INCORPORATED
(In Thousands Except Per Share Amounts)


                                      Actual     Adjustments    Pro Forma
Net sales                          $1,858,694   $(167,608)(a)  $1,691,086

   Cost of goods sold               1,211,517    (104,582)(a)   1,106,935

Gross profit                          647,177     (63,026)        584,151

   Selling, general and
     administrative expense           446,128     (30,669)(a)     415,459
   Restructuring credit                (3,904)                     (3,904)

Profit from operations                204,953     (32,357)        172,596

   Other inc. (expense) - net            (530)       (162)(a)       7,308
                                                    8,000 (c)
   Interest expense                    55,270      (6,488)(e)      38,365
                                                  (10,417)(b)

Income before income taxes            149,153      (7,614)        141,539
   Income taxes                        53,700      (2,817)(d)      50,883

Income from consolidated
   operations                          95,453      (4,797)         90,656

   Income (loss) from uncon-
     solidated operations               2,068                       2,068

Net income                         $   97,521   $  (4,797)      $  92,724

Earnings per common share               $1.20                       $1.14

Weighted average common shares
    outstanding                        81,181                      81,181


(a) To reflect the elimination of the operating results of GFI and GEC which were included in the consolidated results for the periods presented.
(b) To reflect the net reduction of interest expense due to the assumed prepayment of short-
    term borrowings.  Short-term borrowings were assumed to be reduced by the net proceeds
    (after expenses and tax payments) from the sale of GFI and GEC.  Short-term borrowings were assumed to be increased by the prepayment of GEC notes net of the related tax benefits.  The interest rate used was 6.08% for the year ended November 30, 1995 and
    5.6% for the six months ended May 31, 1996.  These rates approximated the Corporation's average short-term borrowing rates during the respective periods.  The effect on pro forma net income of a 1/8% variance in the assumed interest rate would be approximately
    $130 thousand.
(c) To reflect income earned on a non-compete agreement with Calpine Corporation.  It is assumed that the Corporation would not have violated the terms of the non-compete agreement during the pro forma periods presented.
(d) To reflect the income tax effect of the pro forma adjustments.  Tax effects were calculated using the marginal tax rates for the taxing jurisdictions affected by the adjustments.
(e) To reflect the reduction of interest expense for the assumed prepayment of the GEC notes.


PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (Unaudited)
FOR THE SIX MONTHS ENDED MAY 31, 1996
McCORMICK & COMPANY, INCORPORATED
(In Thousands Except Per Share Amounts)

                                      Actual     Adjustments     Pro Forma
Net sales                            $867,486   $( 77,857)(a)    $789,629

   Cost of goods sold                 590,574     (54,732)(a)     535,842

Gross profit                          276,912     (23,125)        253,787

   Selling, general and
     administrative expense           223,501     (14,110)(a)     209,391

Profit from operations                 53,411      (9,015)         44,396

   Other inc. (expense) - net             608        (240)(a)       3,868
                                                    3,500 (c)
   Interest expense                    24,394      (3,099)(e)      16,133
                                                   (5,162)(b)

Income before income taxes             29,625       2,506          32,131
   Income taxes                        10,505         927 (d)      11,432

Income from consolidated
   operations                          19,120       1,579          20,699

   Income (loss) from uncon-
     solidated operations               1,225                       1,225

Net income                           $ 20,345   $   1,579        $ 21,924

Earnings per common share               $0.25                       $0.27

Weighted average common shares
    outstanding                        81,275                      81,275


(a) To reflect the elimination of the operating results of GFI and GEC which were included in the consolidated results for the periods presented.

(b) To reflect the net reduction of interest expense due to the assumed prepayment of short-
    term borrowings.  Short-term borrowings were assumed to be reduced by the net proceeds
    (after expenses and tax payments) from the sale of GFI and GEC.  Short-term borrowings were assumed to be increased by the prepayment of GEC notes net of the related tax benefits.  The interest rate used was 6.08% for the year ended November 30, 1995 and
    5.6% for the six months ended May 31, 1996.  These rates approximated the Corporation's average short-term borrowing rates during the respective periods.  The effect on pro forma net income of a 1/8% variance in the assumed interest rate would be approximately
    $130 thousand.

(c) To reflect income earned on a non-compete agreement with Calpine Corporation.  It is assumed that the Corporation would not have violated the terms of the non-compete agreement during the pro forma periods presented.

(d) To reflect the income tax effect of the pro forma adjustments.  Tax effects were calculated using the marginal tax rates for the taxing jurisdictions affected by the adjustments.

(e) To reflect the reduction of interest expense for the assumed prepayment of the GEC notes.